As filed with the Securities and Exchange Commission on May 22, 2002

Registration No. 333-46092

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 1
to
Form S-3 Registration Statement
Under the Securities Act of 1933

CRAY INC.
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation or organization)	93-0962605 (IRS Employer Identification No.)

411 First Avenue South
Suite 600
Seattle, WA 98104
(206) 701-2000 (telephone)
(206) 701-2500 (facsimile)
(Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)

Kenneth W. Johnson, Vice President — Legal
Cray Inc.
411 First Avenue South
Suite 600
Seattle, WA 98104
(206) 701-2000 (telephone)
(206) 701-2500 (facsimile)
(Name, address, including zip code, and
telephone and facsimile numbers, including area code, of agent for service)

Copy to:
L. John Stevenson, Jr., Esq.
Stoel Rives LLP
One Union Square, 36th Floor
Seattle, WA 98101-3197
(206) 624-0900 (telephone)
(206) 386-7500 (facsimile)

Approximate Date of Commencement of Sale to the Public: October 6, 2000.
This Post-Effective Amendment No. 1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

By this registration statement (No. 333-46092) we registered an indeterminate number of shares of our common stock for sale but not to exceed an aggregate initial offering price of $20,000,000.

We have sold shares of common stock under this registration statement with an aggregate initial offering price of $19,974,750. We are hereby withdrawing from registration the remaining shares of common stock with an aggregate initial offering price of $25,250.

May 22, 2002

SIGNATURES

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 22, 2002.

CRAY INC.

By:	/s/ James E. Rottsolk

James E. Rottsolk Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated below on the 22nd day of May, 2002:

Signature and Title

*	*

Daniel J. Evans, Director	David N. Cutler, Director

*	*

Burton J. Smith, Director	Stephen C. Kiely, Director

/s/ James E. Rottsolk	*

James E. Rottsolk Chief Executive Officer and Director	Kenneth W. Kennedy, Director

/s/ Douglas C. Ralphs	*

Douglas C. Ralphs Chief Financial Officer	Dean D. Thornton, Director

*By /s/ James E. Rottsolk

James E. Rottsolk, Attorney in Fact